                                                                   EXHIBIT 10.42

                              NOTICE OF GRANT AWARD

 SMALL BUSINESS INNOVATION RESEARCH PROG                  Issue Date: 09/12/2002
 Department of Health and Human Services
 National Institutes Of Health
 NATIONAL CANCER INSTITUTE


 Grant Number: 1 R43 CA94374-01
 Principal Investigator: SWANSON, JOHN W BA, BS
 Project Title:          High Density 1024 Channel Ultrasound Imaging Connector

 MICROHELEX, INC.
 16125 SW 72ND AVENUE
 PORTLAND, OR 97224
 UNITED STATES



  Budget Period: 09/13/2002 - 02/28/2003
  Project Period: 09/13/2002 - 02/28/2003

  Dear Business official:

  The National Institutes of Health hereby awards a grant in the amount of $99,217(see "Award Calculation" in Section I) to MICROHELIX, INC. in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 42 CFR PART 5215 USC 638 and is subject to terms and conditions referenced below.

  Acceptance of this award including the Terms and Conditions is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

  Award recipients are responsible for reporting inventions derived or reduced to practice in the performance of work under this grant. Rights to inventions vest with the grantee organization provided certain requirements are met and there is acknowledgement of NIH support. In addition, recipients must ensure that patent and license activities are consistent with their responsibility to make unique research resources developed under this award available to the scientific community, in accordance with NIH policy. For additional information, please visit http://www.iedison.gov.

  If you have any questions about this award, please contact the individual(s) referenced in the information below.

  Sincerely yours,

       JANE PAULL


  Grants Management officer
  NATIONAL CANCER INSTITUTE

  See additional information below

 SECTION I - AWARD DATA - 1 R43 CA94374-01

 AWARD CALCULATION (U.S. Dollars):

 Salaries and Wages                                                      $25,947
 Fringe Benefits                                                         $ 8,044
 Personnel Costs                                                         $33,991
 Consultant Services                                                     $ 2,927
 Equipment                                                               $10,751
 Supplies                                                                $ 6,766
 Travel Costs                                                            $ 2,848
 Other Costs                                                             $ 4,713
 Federal Direct Costs                                                    $61,996
 Federal F&A Costs                                                       $30,730
 APPROVED BUDGET                                                         $92,726
 Fee                                                                     $ 6,491
 TOTAL FEDERAL AWARD AMOUNT                                              $99,217


 FISCAL INFORMATION:
 CFDA Number:    93.394
 EIN: 191175862lAl
 Document Number:     R3CA94374A

 IC/  CAN             FY2002
 CA/ 8423311          99,217

 NIH ADMINISTRATIVE DATA:
 PCC: 2YDI   OC: 41.4A /Processed: MILLERL 020829 1040

 SECTION II PAYMENT/HOTLINE INFORMATION 1 R43 CA94374-01

 For Payment and HHS Office of Inspector General Hotline Information, see the NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm

 SECTION III - TERMS AND CONDITIONS - 1 R43 CA94374-01

 This award is based on the application submitted to, and as approved by, the NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

 a. The grant program legislation and program regulation cited in this Notice of Grant Award.

 b. The restrictions on the expenditure of federal funds in appropriations acts, to the extent those restrictions are pertinent to the award.

 c. 45 CFR Part 74 or 45 CFR Part 92 as applicable.

 d. The NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.

 e. This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

 (see NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm for certain references cited above.)

 Carry over of an unobligated balance into the next budget period requires Grants Management officer prior approval.

 Treatment of Program Income:
 Additional Costs

 RESTRICTION Although the amount of this award reflects support for estimated facilities and administrative costs of $30,730, only 10% of salaries and wages ($3,399) will be released to support facilities and administrative costs in the absence of a negotiated facilities and administrative cost rate. The remaining funds which have been awarded for facilities and administrative costs ($27,331) are restricted and may not be used for any purpose until the Financial Advisory Services Branch, NIH, notifies the grants management specialist that a facilities and administrative cost rate has been negotiated. The NCI will then issue a revised award to remove the restriction on the additional allowable facilities and administrative costs.

 The grantee should submit a facilities and administrative cost rate proposal to the Financial Advisory Services Branch no later than 3 months after the effective date of the grant award. If this proposal is not submitted by 12/13/2002, the restricted funds will not be released for use in the current budget period. No funds may be claimed for facilities and administrative costs in the current budget period if a timely proposal has not been submitted.

 REQUIREMENT This award is subject to the requirements pertaining to the awardee's financial and business management systems, as set forth in the document entitled "Requirements for Financial and Business Management Systems for SBIR/STTR Awardees," which was enclosed in Mr. Leo F. Buscher Jr.'s letter dated 3/11/2002 to the Organization's Business official, and which is hereby incorporated by reference.

 Prior to drawing down funds for this award from the payment management system, the awardee is required to have in place written policies and procedures for financial and business management systems that comply with the standards set forth in "Requirements for Financial and Business Management Systems for SBTR/STTR Awardees," and must follow those policies and procedures for the duration of this project.

 An additional hard copy of the document, "Requirements for Financial and Business Management Systems for SBIR/STTR Awardees," can be obtained by contacting the grants management specialist identified on the award notice.

 REQUIREMENT In accordance with the Travel Expenses Act of 1985, reimbursement for travel expenses charged to this grant may not exceed Federal travel and per them limitations. GSA Travel Regulations are available on the Internet at: http://policyworks.gov/org/main/mt/homepage/mtt/ftr/ftrhp-shmtl

 REQUIREMENT The grantee is required to establish a positive time and effort reporting system to document personnel costs charged to this project as direct costs.

 REQUIREMENT A separate project ledger must be established to accumulate and monitor the direct costs of this grant-supported project by budget category.

 INFORMATION This award represents the final year of the competitive segment for this grant. Therefore, as stated in the NIH Grants Policy Statement, March 2001, (http://grants.nih.gov/grants/policy/nihgps_2001/) a Financial Status Report (OMB 269) (http://www.whitehouse.gov/OMB/grants/sf269a.pdf) must be submitted within 90 days of the expiration date. In addition, unless an application for competitive renewal is funded, grant closeout documents consisting of a Final Invention Statement (HHS 568 available at http://grants.nih.gov/grants/forms.htm#inventionstatement), (not applicable to training, construction, conference or cancer education grants) and a Final Progress Report must also be submitted within 90 days of the expiration date.

 The Final Progress Report may be typed on plain white paper and should include, at a minimum, a summary statement of progress toward the achievement of the originally stated aims, a list of results (positive or negative) considered significant, and a list of publications resulting from the project as well as plans for further publications. An original and one copy are required.

 The Final Progress Report and Final Invention Statement should be sent to:

 National Cancer Institute (NCI)
 Records Management Center
 Executive Plaza South
 6120 Executive Boulevard, Room T42, MSC 7107

 Bethesda, MD 20892-7107 Express Mail/Courier
 Service: Rockville, MD 20852 Phone: 301-496-7753
 FAX: 301-402-3409

 The Financial Status Report should be submitted electronically to the Office of Financial Management, NIH. Other Financial Status Report may be mailed to:

 GOVERNMENT ACCOUNTING BRANCH
 OFFICE OF FINANCIAL MANAGEMENT
 NATIONAL INSTITUTES OF HEALTH
 31 CENTER DRIVE, ROOM BlB05A, MSC 2050
 BETHESDA, MD 20892-2050

 INFORMATION Intellectual property rights: Normally the awardee organization retains the principal worldwide patent rights to any invention developed with United States Government support. Under Title 37 Code of Federal Regulations
 Part 401, the Government receives a royalty-free license for its use, reserves the right to require the patent holder to license others in certain circumstances, and requires that anyone exclusively licensed to sell the invention in the United States must normally manufacture it substantially in the United States.

 Rights and obligations related to inventions created or reduced to practice as a result of this award are detailed in 35 U.S.C. 205 and 37 CFR Part 401. These inventions must be reported to the Extramural Invention Reporting and Technology Resources Branch, OPERA, NIH, 6705 Rockledge Drive, MSC 7980, Bethesda, MD 20892-7080, (301) 435-1986. For additional information, access the NIH link on the Interagency Edison web site (www.iedison.gov) which includes an electronic invention reporting system, reference information and the text to 37 CFR 401.

 To the extent authorized by 35 U.S.C., Section 205, the Government will not make public any information disclosing an NIH-supported invention for a 4-year period to allow the awardee organization a reasonable time to file a patent application, nor will the Government release any information that is part of that patent application.

 The fee provided as part of this Notice of Grant Award is in addition to direct and facilities and administrative costs. The fee is to be drawn down from the DHHS Payment Management System in increments proportionate to the draw down of costs.

 Allowable costs conducted by for-profit organizations will be determined by apply the cost principles of Contracts with Commercial Organizations set forth in 48 CFR, Subpart 31.2.

 INFORMATION Prior approval to implement budgetary and programmatic changes, where required by PHS Policy, must be obtained in writing from the Grants Management contact shown on this Notice of Grant Award.

 INFORMATION Advances of Federal funds must be maintained in a Federally insured and interest bearing account. Questions concerning access to the PHS Payment Management System should be directed to the PMS office at (301) 443-1660-.

 INFORMATION This award reflects the budget and the budget period negotiated between Lisa Miller of the National Cancer Institute and Cynthia Phillips on 8/29/2002.

 INFORMATION For administrative and management concerns, contact the Grants Management Specialist, Ms. Lisa Miller, at (301) 496-2828 or by email at millerli@mail.nih.gov. For programmatic and scientific concerns, contact the Program Director, Dr. Keyvan Farahani, at (301) 496-9531.

 INFORMATION In a continuing effort to provide exceptional customer service, the NCI Grants Administration Branch has set up a Feedback address on its web site (http://www.nci.nih.gov/admin/gab/index.htm). General concerns and issues related to NCI grants policies, procedures, and practices can be sent to the Customer Liaison using this feature. Specific questions or concerns related to this grant should be addressed to the

 Grants Management Specialist listed in the Terms of Award.

 Keyvan Farahani, Program Official
 Phone: 301-451-8491   Email: farahank@mail.nih.gov

 Lisa Miller, Grants Specialist
 Phone: 301-496-2828   Email: millerli@mail.nih.gov


 SPREADSHEET GRANT NUMBER: 1 R43 CA94374-01
 P.I.: SWANSON, JOHN W
 INSTITUTION: MICROHELIX, INC.

                                  YEAR  01

  Salaries and Wages               25,947
  Fringe Benefits                   8,044
  Personnel Costs                  33,991
  Consultant Services               2,927
  Equipment                        10,751
  Supplies                          6,766
  Travel Costs                      2,848
  Other Costs                       4,713

  TOTAL FEDERAL DC                 61,996
  TOTAL FEDERAL F&A                30,730
  TOTAL COST                       92,726

                                  YEAR  01

  F&ACost Rate 1                   63.60%
  F&ACost Base 1                   48,318
  F&ACosts 1                       30,730

  FEE                               6,491